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Exhibit 99.1

Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

        I, Jeffrey A. Snider, Chief Executive Officer, and I, Deborah S. Maddocks, Vice President—Finance, of PAULA Financial, a Delaware corporation (the "Company"), each hereby certifies that:

        (1)    The Company's periodic report on Form 10-Q for the period ended September 30, 2002 (the "Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

        (2)    The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

*            *            *

CHIEF EXECUTIVE OFFICER	VICE PRESIDENT—FINANCE

/s/ JEFFREY A. SNIDER	/s/ DEBORAH S. MADDOCKS
Jeffrey A. Snider	Deborah S. Maddocks
Date: November 14, 2002	Date: November 14, 2002

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  Exhibit 99.1
Certification by the Chief Executive Officer and Chief Financial Officer Relating to a Periodic Report Containing Financial Statements